As filed with the Securities and Exchange Commission on April 25, 2013

Registration No. 333-187349

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

(Amendment No. 1)

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE CHEFS’ WAREHOUSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	5141	20-3031526
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

100 East Ridge Road

Ridgefield, Connecticut 06877

(203) 894-1345

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Christopher Pappas

Chairman, President and Chief Executive Officer

The Chefs’ Warehouse, Inc.

100 East Ridge Road

Ridgefield, Connecticut 06877

(203) 894-1345

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

With a copy to:

F. Mitchell Walker, Jr., Esq.

Bass, Berry & Sims PLC

150 Third Avenue South

Suite 2800

Nashville, Tennessee 37201

(615) 742-6200

Approximate date of commencement of proposed sale of the securities to the public:    From time to time after the effective date of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issue Tender Offer) ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Common Stock, par value $.01 per share	4,000,000 shares	$18.84	$75,360,000	$10,279.10(3)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act and based upon the average high and low prices of the Common Stock reported on the Nasdaq Global Select Market on March 15, 2013.
(3)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed or supplemented. We may not sell any of the securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell the securities described herein and we are not soliciting offers to buy the securities described herein in any jurisdiction where the offer or sale is not permitted.

Subject To Completion, Dated April 25, 2013

PROSPECTUS

The Chefs’ Warehouse, Inc.

4,000,000 Shares of Common Stock

This prospectus relates to 4,000,000 shares of our common stock, par value $0.01 per share, that we may offer and issue in acquisition transactions that we may make from time to time. These acquisitions of assets, businesses or securities, whether by purchase, merger, or any other form of business combination, will be made at negotiated prices. The consideration for any such acquisition may consist of shares of our common stock or a combination of common stock, preferred stock, cash, notes or assumption of liabilities. The total number of shares issued to consummate any of these acquisitions will be determined through arms’ length negotiations and we expect that the shares of common stock issued in connection with any of these transaction will be valued at a price reasonably related to the prevailing market price of our common stock at the time an acquisition agreement is entered into or at or about the time the acquisition is consummated or during some other negotiated period.

We do not expect to receive any cash proceeds when we issue common stock registered by this prospectus.

We expect to pay all expenses of any offerings under this prospectus. We do not expect to pay any underwriting discounts or commissions in connection with issuing these shares, although we may pay finder’s fees in specific acquisitions. Any person receiving a finder’s fee may be deemed an underwriter within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended.

The persons who receive securities pursuant to this prospectus also may offer and resell from time to time those securities pursuant to this prospectus, subject to certain conditions. We have not authorized any person to use this prospectus in connection with resales of securities without our prior consent.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “CHEF.” On April 24, 2013, the closing price of our common stock on the NASDAQ Global Select Market was $18.11 per share. You are urged to obtain current market quotations of the common stock.

The mailing address of our principal executive offices is 100 East Ridge Road, Ridgefield, Connecticut 06877. Our telephone number is (203) 894-1345.

Investing in our securities involves a high degree of risk. You should carefully consider all of the information set forth in the “Risk Factors” section beginning on page 3 of this prospectus and in the applicable prospectus supplement and in any of the documents we incorporate into this prospectus by reference before determining whether to accept our common stock as to all or part of the purchase price for our acquisition of your business, securities or other assets.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2013.

You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any prospectus supplement. Neither we nor any selling stockholder has, and neither we nor any selling stockholder has authorized anyone else, to provide you with different or additional information. This prospectus and any prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference into this prospectus or any prospectus supplement is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any prospectus supplement is delivered or securities are sold on a later date. Our business, financial condition, results of operations and prospects may have changed since that date.

The prospectus incorporates important business and financial information about the company that is not included in or delivered with the prospectus. You may obtain documents incorporated by reference into this prospectus at no cost by writing or telephoning us at the following address:

The Chefs’ Warehouse, Inc.

100 East Ridge Road

Ridgefield, Connecticut 06877

Attn: Corporate Secretary

Telephone: (203) 894-1345

To obtain timely delivery, you must request information no later than five business days before the date you must make your investment decision. For a more detailed discussion about the information about us that is incorporated by reference into this prospectus, see “Incorporation by Reference.”

ABOUT THIS PROSPECTUS

This prospectus is a part of a “shelf” registration statement on Form S-4 that we have filed with the United States Securities and Exchange Commission, or SEC. Under the shelf registration process, we may from time to time offer and sell up to 4,000,000 shares of our common stock, par value $0.01 per share, in connection with the acquisition of assets, stock or businesses, whether by purchase, merger or any other form of business combination.

This prospectus provides you with a general description of the securities that we may offer. Each time we offer common stock under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering and those securities. The information in the prospectus supplement may add, update or change the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. Before investing in our common stock being offered under this Registration Statement, you should read carefully this prospectus and any applicable prospectus supplement, together with the information incorporated herein and therein by reference as described under the heading “Incorporation by Reference.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the Registration Statement of which this prospectus is a part, and you may obtain copies of those documents as described under the heading “Where You Can Find More Information.”

The shares of common stock to be issued in connection with an acquisition made pursuant to this prospectus will be registered under the Securities Act and will be freely transferable under the Securities Act, except for shares of common stock issued to any person who is deemed to be an “affiliate” of ours following the consummation of the applicable acquisition.

With our consent, persons who will receive common stock under this prospectus in connection with acquisitions may use this prospectus to sell such securities at a later date. We refer to these persons in the prospectus as selling stockholders. Please see the information described under the heading “Resales of Shares” to find out more information about resales of the securities by the selling stockholders.

THE CHEFS’ WAREHOUSE, INC.

On July 27, 2011, we converted our company from a Delaware limited liability company, Chefs’ Warehouse Holdings, LLC, into a Delaware corporation, The Chefs’ Warehouse, Inc. Unless expressly stated or the context otherwise requires, the terms “we,” “our,” “us,” the “Company” and “Chefs’ Warehouse” refer to Chefs’ Warehouse Holdings, LLC and its subsidiaries prior to the conversion date and The Chefs’ Warehouse, Inc. and its subsidiaries on or after the conversion date.

We are a premier distributor of specialty food products in the United States. We are focused on serving the specific needs of chefs who own and/or operate some of the nation’s leading menu-driven independent restaurants, fine dining establishments, country clubs, hotels, caterers, culinary schools and specialty food stores. We believe that we have a distinct competitive advantage in serving these customers as a result of our extensive selection of distinctive and hard-to-find specialty and center-of-the-plate food products, our product knowledge and our customer service.

We define specialty food products as gourmet foods and ingredients that are of the highest grade, quality or style as measured by their uniqueness, exotic origin or particular processing method. Our product portfolio includes over 20,700 SKUs and is comprised primarily of imported and domestic specialty food products, such as artisan charcuterie, specialty cheeses, unique oils and vinegars, hormone-free protein, truffles, caviar and chocolate. Our center-of-the-plate products include custom cut steaks, seafood and other protein. We also offer an extensive line of broadline food products, including cooking oils, butter, eggs, milk and flour. Our core customers are chefs, and we believe that, by offering a wide selection of both distinctive and hard-to-find products, together with staple broadline food products, we are able to differentiate ourselves from larger, traditional broadline foodservice distributors, while simultaneously enabling our customers to utilize us as their primary foodservice distributor.

Founded in 1985 as Dairyland USA Corporation, a distributor of butter, eggs and select specialty food products in the New York metropolitan area, we focus our sales efforts on developing relationships with the chefs who own or operate independent restaurants, fine dining establishments, country clubs, hotels, caterers, culinary schools and specialty food stores in nine of the nation’s leading culinary markets, including New York, Washington, D.C., Los Angeles, San Francisco, Las Vegas, Miami, Portland, Columbus and Cincinnati. Our more than 12,500 customer locations include many of the leading independent restaurants in each of our markets. By leveraging an experienced and sophisticated sales force of approximately 200 sales professionals, we maintain collaborative relationships with thousands of chefs while also acting as a critical marketing arm and route-to-market for many of our suppliers. Operating out of eleven distribution centers and providing service six days a week in many of our service areas, we utilize our fleet of delivery trucks to fill our customers’ orders.

Our principal executive offices are located at 100 East Ridge Road, Ridgefield, Connecticut 06877, our telephone number is (203) 894-1345, and our website address is www.chefswarehouse.com. The reference to our website is provided as an inactive textual reference and does not constitute incorporation by reference into this prospectus of any of the information contained on our website.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described under “Part I. Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and in the other documents incorporated by reference into this prospectus (which risk factors are incorporated by reference herein), including documents we file with the SEC after the date of this prospectus, as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement, before making a decision to invest in our securities.

If any of these risks were to occur, our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected. If this occurs, the trading price of our securities could decline, and you could lose all or part of your investment. For more information about our SEC filings, please see “Where You Can Find More Information” and “Incorporation by Reference.” See also “Cautionary Note Regarding Forward-Looking Statements.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we incorporate by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the United States Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the United States Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements provide our current expectations or forecasts of future events and are not statements of historical fact. These forward-looking statements include information about possible or assumed future events, including, among other things, discussion and analysis of our future financial condition, results of operations, our strategic plans and objectives, cost management, liquidity and ability to refinance our indebtedness as it matures, anticipated capital expenditures (and access to capital) required to complete projects, amounts of cash distributions to our stockholders in the future, if any, and other matters. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and/or could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

Forward-looking statements involve inherent uncertainty and may ultimately prove to be incorrect or false. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to, the following:

•	our success depends to a significant extent upon general economic conditions, including disposable income levels and changes in consumer discretionary spending;

•	conditions beyond our control could materially affect the cost and/or availability of our specialty food products and/or interrupt our distribution network;

•	our business is a low-margin business and our profit margins may be sensitive to inflationary and deflationary pressures;

•	group purchasing organizations may become more active in our industry and increase their efforts to add our customers as members of these organizations;

•

because our foodservice distribution operations are concentrated principally in seven culinary markets, we are susceptible to economic and other developments, including adverse weather conditions, in these areas;

•

damage to our reputation or lack of acceptance of our specialty food products and/or the brands we carry in existing and new markets could materially and adversely impact our business, financial condition or results of operations;

•	our customers are generally not obligated to continue purchasing products from us;

•

we have experienced losses due to our inability to collect accounts receivable in the past and could experience increases in such losses in the future if our customers are unable to pay their debts to us in a timely manner or at all;

•	product liability claims could have a material adverse effect on our business, financial condition or results of operations;

•	increased fuel costs may have a material adverse effect on our business, financial condition or results of operations;

•

new information or attitudes regarding diet and health or adverse opinions about the health effects of the specialty food products we distribute could result in changes in consumer eating habits, which could have a material adverse effect on our business, financial condition or results of operations;

•	we have significant competition from a variety of sources, and we may not be able to compete successfully;

•	a significant portion of our future growth is dependent upon our ability to expand our operations in our existing markets and to penetrate new markets through acquisitions;

•

our ability to consummate acquisitions is conditioned upon having sufficient availability under our senior secured credit facilities or alternatively the ability to obtain additional financing in amounts necessary to finance the purchase price for the businesses we may acquire;

•	we may have difficulty managing and facilitating our future growth;

•	our substantial indebtedness may limit our ability to invest in the ongoing needs of our business;

•	we may be unable to obtain debt or other financing, including financing necessary to execute on our acquisition strategy, on favorable terms or at all;

•	information technology system failures or breaches of our network security could interrupt our operations and adversely affect our business;

•	our recent investments in information technology may not produce the benefits that we anticipate;

•	we may not be able to adequately protect our intellectual property, which, in turn, could harm the value of our brands and adversely affect our business;

•	our business operations and future development could be significantly disrupted if we lose key members of our management team;

•

our insurance policies may not provide adequate levels of coverage against all claims and fluctuating insurance requirements and costs could negatively impact our profitability, and if we fail to establish proper reserves and adequately estimate future medical expenses, our fully self-insured group medical plan may adversely affect our business, financial condition or results of operations;

•	increases in our labor costs, including as a result of labor shortages, the price or unavailability of insurance and changes in government regulation, could slow our growth or harm our business;

•	we are subject to significant governmental regulation;

•

compliance with Section 404 of the Sarbanes-Oxley Act of 2002 requires our management to devote substantial time to new compliance initiatives, and if our independent registered public accounting firm is unable to provide an unqualified attestation report on our internal controls, our stock price could be adversely affected;

•	federal, state and local tax rules may adversely impact our business, financial condition or results of operations;

•	we do not intend to pay dividends for the foreseeable future and our stock may not appreciate in value;

•	concentration of ownership among our existing executive officers, directors and their affiliates may prevent new investors from influencing significant corporate decisions;

•	our issuance of preferred stock could adversely affect holders of our common stock and discourage a takeover;

•	our ability to raise capital in the future may be limited;

•

future issuances of equity securities to raise capital, including, but not limited to, capital to finance the acquisition of businesses we identify as acquisition targets, will cause dilution to our then current stockholders; and

•

some provisions of our charter documents and Delaware law may have anti-takeover effects that could discourage an acquisition of us by others, even if an acquisition would be beneficial to our stockholders, and may prevent attempts by our stockholders to replace or remove our current management.

•

other risks referenced from time to time in our past and future filings with the SEC (copies of which may be obtained as described under “Where You Can Find More Information” below) and those factors listed in this prospectus under “Risk Factors” below.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this prospectus. Except as otherwise may be required by law, we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or actual operating results after the date hereof.

USE OF PROCEEDS

We do not expect to receive any cash proceeds when we issue common stock registered by this prospectus. When this prospectus is used by a selling stockholder in a public reoffering or resale of common stock acquired pursuant to this prospectus, we will not receive any proceeds from such sale by the selling stockholder.

DESCRIPTION OF COMMON STOCK

As of the date of this prospectus, our Certificate of Incorporation authorizes us to issue 100,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. As of April 22, 2013, 21,177,911 shares of common stock were outstanding and no shares of preferred stock were outstanding.

The following summary describes the material terms of our common stock. The description of common stock is qualified by reference to our Certificate of Incorporation and our Bylaws, which are incorporated by reference as exhibits into the registration statement of which this prospectus is a part.

General

Holders of our common stock, which has a par value of $0.01, are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of funds legally available therefor, subject to any preferential dividend rights of outstanding preferred stock. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. In the opinion of our counsel, the outstanding shares of our common stock are, and the shares offered by us pursuant to this prospectus will be, when issued and paid for, fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.

Certain Anti-Takeover Matters

Delaware Business Combination Statute

Under Section 203 of the General Corporation Law of the State of Delaware, or the DGCL, a corporation is prohibited from engaging in any business combination with a stockholder who, together with its affiliates or associates, owns (or who is an affiliate or associate of the corporation and within a three-year period did own) 15% or more of the corporation’s outstanding voting stock, or an interested stockholder, for a three-year period following the time the stockholder became an interested stockholder, unless:

•

prior to the time the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

the interested stockholder owned at least 85% of the voting stock of the corporation, excluding specified shares, upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder; or

•

at or subsequent to the time the stockholder became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized by the affirmative vote, at an annual or special meeting, and not by written consent, of at least two-thirds of the outstanding voting shares of the corporation, excluding shares held by that interested stockholder.

A business combination generally includes:

•	mergers and consolidations with or caused by an interested stockholder;

•	sales or other dispositions of 10% or more of the assets of a corporation to an interested stockholder;

•	specified transactions resulting in the issuance or transfer to an interested stockholder of any capital stock of a corporation or its subsidiaries; and

•	other transactions resulting in a disproportionate financial benefit to an interested stockholder.

The provisions of Section 203 of the DGCL do not apply to a corporation if, subject to certain requirements, the certificate of incorporation or bylaws of the corporation contain a provision expressly electing not to be governed by the provisions of the statute or the corporation does not have voting stock listed on a national securities exchange or held of record by more than 2,000 stockholders.

Because we have “opted out” of Section 203 of the DGCL in our Certificate of Incorporation, the statute will not apply to business combinations involving us.

Provisions of our Certificate of Incorporation and Bylaws

Under our Certificate of Incorporation, any vacancy on our board of directors, however occurring, including a vacancy resulting from an enlargement of the board, may only be filled by vote of a majority of the directors then serving, or by the sole remaining director. The limitations on filling of vacancies could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, control of us.

Our Certification of Incorporation also provides that any action required or permitted to be taken by our stockholders at an annual meeting or special meeting of stockholders may be taken only if it is properly brought before such meeting and may not be taken by written consent in lieu of a meeting. Our Bylaws provide that special meetings of the stockholders may only be called by the chairman of the board of directors, the chief executive officer, the secretary, or the board of directors. Under our Bylaws, in order for any matter to be considered “properly brought” before a meeting, a stockholder must comply with certain requirements regarding advance notice to the company. The foregoing provisions could have the effect of delaying until the next stockholders meeting stockholder actions which are favored by the holders of a majority of our outstanding voting securities. These provisions also may discourage another person or entity from making a tender offer for our common stock because such person or entity, even if it acquired a majority of our outstanding voting securities, would be able to take action as a stockholder (such as electing new directors or approving a merger) only at a duly called stockholders meeting and not by written consent.

The DGCL provides, generally, that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our Certificate of Incorporation does not require a greater percentage.

NASDAQ Global Select Market Listing Trading

Our common stock is listed on The NASDAQ Global Select Market under the symbol “CHEF.”

Transfer Agent and Registrar

We have appointed American Stock Transfer & Trust Company, LLC to be our transfer agent and registrar for our common stock.

PLAN OF DISTRIBUTION

This prospectus is a part of a “shelf” registration statement on Form S-4 that we have filed with the SEC. Under the shelf registration process, we may from time to time offer and sell up to 4,000,000 shares of our common stock, par value $0.01 per share, in connection with the acquisition of assets, stock or businesses, whether by purchase, merger or any other form of business combination. We are actively looking for acquisition opportunities complementary or additive to our business.

It is expected that the terms of these acquisitions will be determined by direct negotiations with the owners or controlling persons of the assets, businesses or securities to be acquired, and that the shares of common stock issued will be valued at prices reasonably related to the market price of our common stock at the time an agreement is entered into concerning the terms of the acquisition, at or about the time the shares are delivered or during some other negotiated period. Factors taken into account in acquisitions may include, among other factors, the quality and reputation of the business to be acquired and its management, the strategic market position of the business to be acquired and its proprietary assets, earning power, cash flow and growth potential. In addition to shares of our common stock, consideration for these acquisitions may consist of any consideration permitted by applicable law, including, without limitation, the payment of cash, the issuance of preferred stock, the issuance of a note or other form of indebtedness, the assumption of liabilities or any combination of these items. All expenses of this registration, other than the expenses of the selling stockholders, if any, will be paid by us. We do not expect to pay underwriting discounts or commissions, although we may pay finders’ fees from time to time in connection with certain acquisitions. Any person receiving finders’ fees may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit on the resale of securities purchased by them may be considered underwriting commissions or discounts under the Securities Act.

In addition, we may issue our common stock pursuant to this prospectus and applicable prospectus supplement, or post-effective amendment, to acquire the assets, stock or business of debtors in cases under the United States Bankruptcy Code, which may constitute all or a portion of the debtor’s assets, stock or business. The common stock we issue in these transactions may be sold by the debtor or its stockholders for cash from time to time in market transactions or it may be transferred by the debtor in satisfaction of claims by creditors under a plan of reorganization approved by the applicable United States Bankruptcy Court or otherwise transferred in accordance with the Bankruptcy Code.

In an effort to maintain an orderly market in our securities or for other reasons, we may negotiate agreements with persons receiving common stock covered by this prospectus that will limit the number of shares that they may sell at specified intervals. These agreements may be more or less restrictive than restrictions on sales made under exemptions from the registration requirements of the Securities Act, including the requirements under Rule 144 or Rule 145(d), and the persons party to these agreements may not otherwise be subject to the Securities Act requirements. We anticipate that, in general, negotiated agreements will be of limited duration and will permit the recipients of securities issued in connection with acquisitions to sell up to a specified number of shares during a specified period of time. We may also determine to waive any such agreements without public notice.

This prospectus may be supplemented to furnish the information necessary for a particular negotiated transaction, and the registration statement of which this prospectus is a part will be amended or supplemented, as required, to supply information concerning an acquisition.

We may permit individuals or entities who will receive shares of our common stock in connection with the acquisitions described above, or their transferees or successors-in-interest, to use this prospectus to cover the resale of such shares. See “Resales of Shares,” as it may be amended or supplemented from time to time, for a list of those individuals or entities that are authorized to use this prospectus to sell their shares of our common stock.

RESALES OF SHARES

In general, the persons to whom we issue common stock under this prospectus will be able to resell our common stock in the public market without further registration and without being required to deliver a prospectus. However, certain persons who receive our common stock may want to resell those shares in distributions that would require the delivery of a prospectus. With our consent, this prospectus may be used by selling stockholders who may wish to sell shares of common stock. As used in this prospectus, “selling stockholders” may include donees and pledgees selling securities received from a named selling stockholder. We may limit our consent to a specified time period and subject our consent to certain limitations and conditions, which may vary by agreement.

We will receive none of the proceeds from any sales by selling stockholders. Any commissions paid or concessions allowed to any broker-dealer, and, if any broker-dealer purchases such shares as principal, any profits received on the resale of such shares, may be deemed to be underwriting discounts and commissions under the Securities Act. We may pay printing, certain legal, filing and other similar expenses of this offering. Selling stockholders will bear all other expenses of this offering, including any brokerage fees, underwriting discounts or commissions and their own legal expenses.

Selling stockholders may sell the shares of common stock offered by this prospectus:

•	through the Nasdaq Global Select Market or any other securities exchange or quotation service that lists or quotes our common stock for trading;

•	in the over-the-counter market;

•	in special offerings;

•	in privately negotiated transactions;

•	by or through brokers or dealers, in ordinary brokerage transactions or transactions in which the broker solicits purchases;

•	in transactions in which a broker or dealer will attempt to sell shares as an agent but may position and resell a portion of the shares as principal;

•	in transactions in which a broker or dealer purchases as principal for resale for its own account;

•	through underwriters or agents; or

•	in any combination of these methods.

Selling stockholders may sell their shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The transactions above may include block transactions.

Resales by selling stockholders may be made directly to investors or through securities firms acting as underwriters, brokers or dealers. When resales are to be made through a securities firm, the securities firm may be engaged to act as the selling stockholders’ agent in the resale of the shares by the selling stockholders, or the securities firm may purchase securities from the selling stockholders as principal and thereafter resell the securities from time to time. The fees earned by or paid to the securities firm may be the normal stock exchange commission or negotiated commissions or underwriting discounts to the extent permissible. The securities firm may resell the securities through other securities dealers, and commissions or concessions to those other dealers may be allowed. We and the selling stockholders may indemnify any securities firm participating in such transactions against certain liabilities, including liabilities under the Securities Act, and may reimburse them for any expenses in connection with an offering or sale of securities. We may also agree to indemnify the selling stockholders against any such liabilities or reimburse them for expenses. Profits, commissions and discounts on sales by persons who may be deemed to be underwriters within the meaning of the Securities Act may be deemed underwriting compensation under the Securities Act.

Selling stockholders may also offer shares of common stock covered by this prospectus by means of prospectuses under other registration statements or pursuant to exemptions from the registration requirements of the Securities Act, including sales that meet the requirements of Rule 144 or Rule 145(d) under the Securities Act. Selling stockholders should seek the advice of their own counsel about the legal requirements for such sales.

This prospectus will be amended or supplemented, if required by the Securities Act and the rules of the SEC, to disclose the name of the selling stockholder, the participating securities firm, if any, the number of shares of common stock involved and other information concerning the resale, including the terms of any distribution, including the names of any underwriters, brokers, dealers or agents and any discounts, commissions, concessions or other items constituting compensation. We may agree to keep the registration statement relating to the offering and sale by the selling stockholders of our securities continuously effective until a fixed date or the date on which the shares may be resold without registration under the Securities Act.

LEGAL MATTERS

The validity of the shares being offered hereby will be passed upon for us by Bass, Berry & Sims PLC, Nashville, Tennessee.

EXPERTS

The consolidated financial statements of the Company as of December 28, 2012 and December 30, 2011, and for each of the fiscal years in the three-year period ended December 28, 2012, and management’s assessment of the effectiveness of internal control over financial reporting as of December 28, 2012, have been incorporated herein by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2012 in reliance upon the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audited financial statements of Michael’s Finer Meats, LLC as of December 25, 2011 and December 26, 2010, and for each of the fiscal years in the three-year period ended December 25, 2011 have been incorporated herein by reference to Exhibit 99.2 of the Company’s Current Report on Form 8-K/A filed with the SEC on October 25, 2012 in reliance upon the report of GBQ Partners, LLC, an independent public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s website at www.sec.gov. The SEC’s website is included in this prospectus and any applicable prospectus supplement as an inactive textual reference only. The information contained on the SEC’s website is not incorporated by reference into this prospectus or any applicable prospectus supplement and should not be considered to be part of this prospectus unless such information is otherwise specifically referenced elsewhere in this prospectus or any applicable prospectus supplement. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 to obtain information on the operation of the public reference room.

We also make available, free of charge, through our website our annual, quarterly and current reports, proxy statements and other information, including amendments thereto, as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Our website address is www.chefswarehouse.com. Our website address is provided as an inactive textual reference only. Information contained on or accessible through our website is not part of this prospectus or any applicable prospectus supplement and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus or any applicable prospectus supplement.

We have filed with the SEC a registration statement on Form S-4 with respect to the shares of common stock offered by this prospectus. Pursuant to SEC rules, this prospectus, which forms a part of the registration statement, does not contain all of the information in the registration statement and its exhibits and schedules. You may read or obtain a copy of the registration statement from the SEC in the manner described above.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we publicly file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below (except the information contained in such documents to the extent that it is “furnished” and not “filed” in accordance with SEC rules):

1.	Annual Report on Form 10-K for the year ended December 28, 2012, filed with the SEC on March 13, 2013.

2.	Amendment No. 1 to Quarterly Report on Form 10-Q for the quarter ended September 28, 2012, filed with the SEC on March 13, 2013.

3.	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 3, 2013.

4.	Current Reports on Form 8-K filed with the SEC on January 2, 2013, January 24, 2013, March 18, 2013 and April 18, 2013 and Current Report on Form 8-K/A filed with the SEC on October 25, 2012.

5.	The description of our common stock set forth under the heading “Description of Our Capital Stock” in the prospectus included in the Registration Statement on Form S-1 (File No. 333-173445) initially filed with the SEC on April 12, 2011 (as amended from time to time).

6.	All documents filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date hereof and prior to the termination of the offering.

Notwithstanding the foregoing, information that we furnish under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference into this prospectus, the registration statement of which this prospectus is a part, or any prospectus supplement.

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus or any accompanying prospectus supplement, or in any other document that is subsequently filed with the SEC and incorporated herein by reference, modifies, or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus or any accompanying prospectus supplement, except as so modified or superseded. Since information that we later file with the SEC will update and supersede previously incorporated information, you should look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or any accompanying prospectus supplement or in any documents previously incorporated herein by reference have been modified or superseded.

We will provide without charge to each person to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference into this prospectus. Requests for documents should be submitted in writing to The Chefs’ Warehouse, Inc., 100 East Ridge Road, Ridgefield, Connecticut 06877, Attention: Corporate Secretary, or by telephone at (203) 894-1345. Our website is at www.chefswarehouse.com. Information available on our website does not constitute part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

Section 145(a) of the DGCL provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, because the person is or was a director or officer of the corporation. Such indemnity may be against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law. Our Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, a director will not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. In addition, our Bylaws provide that we will indemnify each director and officer and may indemnify employees and agents, as determined by our board, to the fullest extent provided by the laws of the State of Delaware.

The foregoing statements are subject to the detailed provisions of section 145 of the Delaware General Corporation Law and provisions included in our Certificate of Incorporation and Bylaws.

Section 102 of the Delaware General Corporation Law permits the limitation of directors’ personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director except for (i) any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) breaches under section 174 of the Delaware General Corporation Law, which relates to unlawful payments of dividends or unlawful stock repurchase or redemptions, and (iv) any transaction from which the director derived an improper personal benefit.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We refer you to Item 22 for our undertakings with respect to indemnification for liabilities arising under the Securities Act. We maintain directors’ and officers’ liability insurance for our officers and directors.

We have entered into an indemnification agreement with each of our executive officers and directors that provides, in general, that we will indemnify them to the fullest extent permitted by law in connection with their service to us or on our behalf.

Item 21.    Exhibits.

See the “Exhibit Index” which follows the signature pages to this Registration Statement and is incorporated by reference herein.

Item 22.    Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A of this chapter, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned registrant hereby undertakes that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(d)	The undersigned registrant hereby undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(f)	The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(g)	The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, The Chefs’ Warehouse, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Ridgefield, State of Connecticut on April 25, 2013.

The Chefs’ Warehouse, Inc.

By:	/s/ CHRISTOPHER PAPPAS
Christopher Pappas
Chairman of the Board of Directors, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. This document may be executed in counterparts that when so executed shall constitute one registration statement, notwithstanding that all of the undersigned are not signatories to the original of the same counterpart.

SIGNATURE	TITLE	DATE

/s/ CHRISTOPHER PAPPAS Christopher Pappas	Chairman, President and Chief Executive Officer (Principal Executive Officer)	April 25, 2013

/s/ JOHN D. AUSTIN John D. Austin	Chief Financial Officer and Assistant Secretary (Principal Financial and Accounting Officer)	April 25, 2013

* John Pappas	Director	April 25, 2013

* Dominick Cerbone	Director	April 25, 2013

* John A. Couri	Director	April 25, 2013

* Joseph M. Cugine	Director	April 25, 2013

* Alan Guarino	Director	April 25, 2013

* Stephen Hanson	Director	April 25, 2013

*By:	/s/ CHRISTOPHER PAPPAS	April 25, 2013
Christopher Pappas Attorney-in-fact

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
3.1	Certificate of Incorporation of the Company, dated as of July 27, 2011 (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed on August 2, 2011).
3.2	Bylaws of the Company, dated as of July 27, 2011 (incorporated by reference to Exhibit 3.2 to the Company’s Form 8-K filed on August 2, 2011).
4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s S-1/A filed on July 1, 2011).
5.1**	Opinion of Bass, Berry & Sims PLC regarding the legality of the securities being registered.
23.1*	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of GBQ Partners, LLC, Independent Public Accounting Firm
23.3**	Consent of Bass, Berry & Sims (included in Exhibit 5.1 above).
24.1**	Power of Attorney (included on the signature page to this Registration Statement).

*	Filed herewith.
**	Previously filed.